                                                                   EXHIBIT 10.37

                         SEVERANCE AGREEMENT AND RELEASE

                                    RECITALS

      This Severance Agreement and Release ("Agreement") is made by and between Phillip Kagel ("Employee") and SIPEX Corporation ("Company") (collectively referred to as the "Parties"):

      WHEREAS, Employee was employed by the Company;

      WHEREAS, the Company and Employee are parties to that certain Offer Letter executed as of February 2nd, 2003 (the "Offer Letter");

      WHEREAS, the Company and Employee entered into that certain Employee Non-Competition, Non-Disclosure and Developments Agreement dated February 10, 2003 (the "Employment Agreement");

      WHEREAS, the Company and Employee are parties to that certain employee Stock Option Agreement attached hereto as Exhibit A (the "Stock Option Agreement");

      WHEREAS, the Company and Employee entered into that certain
Indemnification Agreement dated October 24, 2003;

      WHEREAS, Employee's employment with Company is terminated effective April 2, 2004 (the "Termination Date") Employee's eligibility for coverage under Sipex's group medical and dental insurance plans will cease as of April 2, 2004, however, Employee may elect to continue to participate in the plans under the Consolidated Omnibus Budget and Reconciliation Act ("COBRA") for the time period described and under such conditions as are provided under COBRA and its regulations;

      WHEREAS, Employee agrees to actively support the transition of his duties and responsibilities to his replacement;

      WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to Employee's employment with, or separation from, the Company;

      NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

                                    COVENANTS

      1. Consideration.

            (a) Termination: Other than as specifically set forth in this section 1, the Parties agree that Employee is entitled to no other severance or benefits under the Offer Letter and that upon receipt of the consideration set forth in this section 1 the Company has met any and all obligations it may have under the Offer Letter.

            (b) The Company agrees to pay Employee a sum equivalent to six (6) months of Employee's base salary, less applicable withholding, in accordance with the Company's normal payroll policies.


            (c) 50% of any unvested shares of any option shall immediately vest and become exercisable, in addition to any shares already vested, until the earlier of (i) the original term of the option or (ii) twelve (12) months from the date of termination.

      2. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company. Employee shall return all of the Company's property and confidential and proprietary information in his possession to the Company on the Effective Date of this Agreement. By signing this Agreement, Employee represents and declares under penalty of perjury under the laws of the State of California that he has returned all Company property.

      3. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee once the above noted payments and benefits are received.

      4. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its officers, managers, supervisors, agents and employees, including without limitation, the obligations of the Company under the Offer Letter, Employment Agreement, Confidentiality Agreement, Stock Option Agreements.

            (a) Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever release the Company and its officers, directors, employees, agents, investors, stockholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (the "Releasees"), from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

                  (i) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

                  (ii) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                  (iii) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

                  (iv) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; 42 U.S.C. Section 1981, the California Fair Employment and Housing Act ("FEHA"), The California Labor Code, the California Constitution, the California Family Rights Act, the Family Medical Leave Act, the Fair Employment and Housing Act and any and all other laws and regulations related to employment termination, employment discrimination, harassment or retaliation claims for wages, hours, benefits, compensation: and

                  (v) any and all claims for violation of the federal, or any state, constitution;

                  (vi) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

                  (vii) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

                  (viii) any and all claims for attorneys' fees and costs.

            (b) The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

      THIS MEANS THAT BY SIGNING THIS AGREEMENT, KAGEL WILL HAVE WAIVED ANY RIGHT HE HAD TO BRING A LAWSUIT AGAINST ANY OF THE RELEASEES BASED ON ANY ACTIONS TAKEN BY ANY OF THE RELEASEES UP TO THE DATE OF THE SIGNING OF THIS AGREEMENT, AND THAT KAGEL WILL HAVE RELEASED THE RELEASEES OF ANY AND ALL CLAIMS OF ANY NATURE ARISING UP TO THE DATE OF THE SIGNING OF THIS AGREEMENT.

            (c) Employee acknowledges and agrees that any breach of any provision of this Agreement shall constitute a material breach of this Agreement and shall entitle the Company immediately to recover and cease the severance benefits provided to Employee under this Agreement.

      5. Employee's Waiver of Rights Known or Unknown. As further consideration and inducement for this Agreement, Employee waives and releases any and all rights under Section 1542 of the California Civil Code, so far as it may apply, which he has or may have with respect to Sipex releasees. California Civil Code
Section 1542 provides as follows:

      A general release does not extend to claims that the creditor does not know or suspect to exist in his favor at the time of executing the release, which if know by him must have materially affected his settlement with the debtor.

            Employee understands that Section 1542, to the extent it applies, gives him the right not to release existing claims of which he is not now aware. Having been so apprised, Employee nevertheless hereby voluntarily elects to, and does, waive any right he may have that are described in Section 1542, and elects to assume all risks for claims that exist in his favor, known or unknown, which arise from the subject of the Agreement.

      6. Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that he/she is waiving and releasing any rights he/she may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he/she has been advised by this writing that

            (a) he should consult with an attorney prior to executing this Agreement;

            (b) he has up to 21 days within which to consider this Agreement;

            (c) he has 7 days following his/her execution of this Agreement to revoke this Agreement;

            (d) this Agreement shall not be effective until the revocation period has expired; and,

            (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

      7. No Pending or Future Lawsuits. Employee represents that he/she has no lawsuits, claims, or actions pending in his/her name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he/she does not intend to bring any claims on his/her own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

      8. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he/she shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he/she hereby waives any right, or alleged right, of employment or re-employment with the Company, its subsidiaries or related companies, or any successor.

      9. Confidentiality. The Parties acknowledge that Employee's agreement to keep the terms and conditions of this Agreement confidential was a material factor on which all parties relied in entering into this Agreement. Employee hereto agrees to use his best efforts to maintain in confidence: (i) the existence of this Agreement, (ii) the contents and terms of this Agreement,
(iii) the consideration for this Agreement, and (iv) any allegations relating to the Company or its officers or employees with respect to Employee's employment with the Company, except as otherwise provided for in this Agreement (hereinafter collectively referred to as "Settlement Information"). Employee agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Employee agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information. The Parties agree that if Company proves that Employee breached this Confidentiality provision, it shall be entitled to an award of its costs spent enforcing this provision, including all reasonable attorneys' fees associated with the enforcement action, without regard to whether the Company can establish actual damages from the breach by Employee.

      10. No Cooperation. Employee agrees he/she will not act in any manner that might damage the business of the Company. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so. Employee further agrees both to immediately notify the Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish, within 3 business days of its receipt, a copy of such subpoena or legal discovery device to the Company.

      11. Non-Disparagement. Employee agrees to refrain from any defamation, libel or slander of the Releasees. Employee agrees to refrain from any tortious interference with the contracts and relationships of the Company. All inquiries by potential future employers of Employee will be directed to James G. Chalmers, Director of Human Resources. Upon inquiry, the Company shall release only the following information: Employee's last position and dates of employment.

      12. Breach. Employee acknowledges and agrees that any breach of any provision of this Agreement, except as permitted by paragraph 5(e), shall constitute a material breach of this Agreement and shall entitle the Company immediately to recover and/or cease the severance benefits provided to Employee under this Agreement. Employee shall also be responsible to the Company for all costs, attorneys' fees and any and all damages incurred by the Company in (a) enforcing the obligation, including the bringing of any suit to recover the monetary consideration and (b) defending against a claim or suit pursued by Employee in violation of this provision.

      13. Non-Solicitation. Employee agrees that for a period of 12 months immediately following the Effective Date of this Agreement, Employee shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage, take away or hire employees of the Company, either for him/herself or any other person or entity.

      14. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be: (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

      15. No Knowledge of Wrongdoing. Employee represents that he/she has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves Employee or other present or former Company employees.

      16. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that he/she is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Employee's failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys' fees.

      17. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with the execution of this Agreement.

      18. Indemnification. Employee agreed to indemnify and hold harmless the Company from and against any and all loss, costs, damages or expenses, including, without limitation, attorneys' fees or expenses incurred by the Company arising out of the breach of this Agreement by Employee, or from any false representation made herein by Employee, or from any action or proceeding which may be commenced, prosecuted or threatened by Employee or for Employee's benefit, upon Employee's initiative, or with Employee's aid or approval, contrary to the provisions of this Agreement. Employee further agrees that in any such action or proceeding, this Agreement may be pled by the Company as a complete defense, or may be asserted by way of counterclaim or cross-claim.

      19. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

      20. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

      21. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

      22. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee's relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee's relationship with the Company, with the exception of the Confidentiality Agreement, Indemnification Agreement and the Stock Option Agreement.

      23. No Waiver. The failure of any party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

      24. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each party.

      25. Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to conflict of law principles. Each party hereby consents to personal and exclusive jurisdiction and venue in the state and federal courts of the State of California.

      26. Attorneys' Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys' fees, incurred in connection with such an action.

      27. Effective Date. This Agreement is effective after it has been signed by both parties and after 8 days have passed since Employee has signed the Agreement (the "Effective Date"), unless revoked by Employee within 7 days after the date the Agreement was signed by Employee.

      28. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

      29. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

            (a) They have read this Agreement;

            (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

            (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

            (d) They are fully aware of the legal and binding effect of this Agreement.

      IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                             SIPEX Corporation

Dated: 4/29/04                      By /s/ Walid Maghribi
      -----------------                -----------------------------------
                                               Walid Maghribi
                                               Chief Executive Officer

                                             Phillip Kagel, an individual

Dated: 4/21/04                         /s/ Phillip Kagel
      -----------------                -----------------------------------
                                             Phillip Kagel